Exhibit 10.4

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (“Agreement”) is dated as of April 30, 2025, by and between ScanTech AI Systems Inc., a Delaware corporation (the “Company”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“SIBS” and together with the Company, the “ScanTech Entities”), York Capital Management Global Advisors, LLC, a New York limited liability company (“York”) on behalf of certain funds or accounts managed or advised by it or its affiliates, TH Investor, LP a Delaware limited partnership (“THI”) John Redmond (“JR”), and NACS, LLC (“NACS” and, together with York and JR, the “Non-STAI Parties”). The ScanTech Entities, and each of them, and the Non-STAI Parties, and each of them, are referred to as a “Party” or together the “Parties” in this Agreement. The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1 hereof.

WHEREAS, SIBS is a wholly-owned subsidiary of the Company.

WHEREAS, Section 6.08 of the Fifth Amended and Restated Operating Agreement of SIBS (the “Operating Agreement”) grants certain affiliates of York the right to receive a sharing interest, subject to certain exceptions provided therein (the “Operating Agreement Sharing Interest”), in the proceeds or other consideration, including stock or other securities (such aggregate amount, the “Proceeds”), that the Company receives, or the Company’s debt or equity holders receive as a distribution from the Company or as proceeds relating to the sale of their interests, whether in connection with the liquidation, sale, recapitalization, merger, initial public offering or other transaction, the distribution of profits or other proceeds or otherwise.

WHEREAS, Section 2.03 of that certain Purchase Agreement (the “Purchase Agreement”) dated as of August 14, 2013, by and between SIBS, certain entities managed or advised by an affiliate of York, York, JR, NACS, and the other parties thereto, also contains a sharing interest provision (together with the Operating Agreement Sharing Interest, the “Sharing Interest”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to issue, and an entity managed by an affiliate of York has agreed to receive, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, the securities of the Company as more fully described in this Agreement in satisfaction of the ScanTech Entities’ obligation to pay to York the Sharing Interest.

WHEREAS, the Parties desire to enter into this Agreement to evidence and confirm the release of the ScanTech Entities from their obligations to York under the Sharing Interest.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

Section 1.           Stock Issuance

1.1            Share Issuance. The Company shall issue to THI, an entity managed by an affiliate of York, 1,700,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as soon as practicable with a best efforts target date of 3 days following the date hereof (the “Issuance Deadline”). The Company shall instruct its transfer agent to register the Shares in book-entry form in THI’s name on the Company’s share register, free and clear of all restrictive and all other legends (except as expressly provided in Section 4.2 hereof) and shall cause its transfer agent to prepare and deliver to THI an account statement reflecting the issuance as promptly as possible following the date hereof and, in any event, by no later than the Issuance Deadline.

1.2            Settlement and Release. York acknowledges and agrees that the issuance and delivery by the Company of the Shares represents the satisfaction of the ScanTech Entities’ obligation to pay a Sharing Interest under the Operating Agreement and the Purchase Agreement (and any corresponding provision in any other document or agreement, whether oral or otherwise) and, effective upon delivery by the Company and receipt by THI,releases and discharges the ScanTech Entities from their obligations under Section 6.08 of the Operating Agreement and Section 2.03 of the Purchase Agreement (and any corresponding provision in any other document or agreement, whether oral or otherwise).

Section 2.           Representations and Warranties of the company

The Company hereby represents and warrants as of the date hereof to York that:

2.1            Private Placement. Neither the Company nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the offer and issuance of the Shares under the Securities Act, including by engaging in any form of general solicitation or general advertising in connection with the offer and issuance of the Shares.

2.2            Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to (i) have a material adverse effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of the Company and its subsidiaries, taken as a whole, or (ii) materially affect the validity of the Shares or materially affect the legal authority of the Company to comply in all material respects with this Agreement (clauses (i) and (ii), a “Material Adverse Effect”).

2.3            Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares in accordance with the terms hereof) have been duly authorized by the board of directors of the Company (the “Board”) and no further consent or authorization of the Company, the Board, or the stockholders of the Company is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.4            Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than (i) those under applicable state and federal securities laws and (ii) as set forth in Section 4.2) and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.5            No Conflicts; Government Consents and Permits

(a)            The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or Bylaws, in each case as amended and restated to this date (the “Organizational Documents”), (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)            The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities laws, and (ii) any required filings or notifications regarding the issuance or listing of additional shares with The Nasdaq Stock Market (“Nasdaq”).

2.6            Brokers or Finders Fees. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement.

2.7            OFAC. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.8            Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor to the knowledge of the Company or any subsidiary, any agent or other person acting on behalf of the Company or any subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.           Representations and Warranties of NON-STAI PARTIES

Each of the Non-STAI Parties hereby represents and warrants as of the date hereof and such other date(s) as herein may be specified to the Company that:

3.1            Authorization; Enforcement. The Non-STAI Party has the requisite corporate or other similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Non-STAI Party has taken all necessary corporate or other similar action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of the Non-STAI Party enforceable against the Non-STAI Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.2            No Conflicts; Government Consents and Permits

(a)            The execution, delivery and performance of this Agreement by the Non-STAI Party and the consummation by the Non-STAI Party of the transactions contemplated hereby (including the receipt and acceptance of the Shares) will not (i) conflict with or result in a violation of any provision of the Non-STAI Party’s charter documents, bylaws, or other organizational documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Non-STAI Party is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Non-STAI Party.

(b)            The Non-STAI Party is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to acquire the Shares in accordance with the terms hereof other than such as have been made or obtained.

3.3            Investment Purpose. THI is acquiring the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act and without prejudice to THI’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable United States federal and state securities laws. Neither of York nor THI will, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act.

3.4            Reliance on Exemptions. Each of York and THI understands that the Company intends for the Shares to be offered and issued to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and York’s and THI’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each of York and THI set forth herein in order to determine the availability of such exemptions and the eligibility of THI to acquire the Shares.

3.5            Accredited Investor. As of the date hereof, THI is, and on the date of issuance of the Shares, THI will be, an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the acquisition of the Shares.

3.6            Restricted Securities. THI understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being issued by the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

Section 4.           Transfer, Resale, Legend

4.1            Transfer or Resale. THI understands that:

(a)            other than as provided by Section 5 hereof, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, York acknowledges that it may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred until (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Shares are sold or transferred pursuant to Rule 144;

(b)            THI may request that the Company remove, and the Company shall use its commercially reasonable efforts to cause the removal of, the restrictive legends from any Shares being sold under an effective registration statement covering the resale thereof or pursuant to Rule 144 (to the extent available at the time of sale of such Shares (the “Unrestricted Condition”). If a legend removal request is made pursuant to the foregoing, and subject to THI providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or its transfer agent (the “Transfer Documents”) the Company will, no later than three (3) Business Days following the delivery by THI to the Company or the Company’s transfer agent of a legended certificate representing such Shares (or a request for legend removal, in the case of Shares issued in book-entry form), deliver or cause to be delivered to THI an electronic statement from the transfer agent showing that the book-entry position is free from all applicable restrictive legends; provided, however, at the request of THI, Shares free from all restrictive legends shall be transmitted by the Company’s transfer agent to THI by crediting the account of such Investor’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system, as directed by THI and subject to THI providing all Transfer Documents. The Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Without limiting the obligations of the Company pursuant to the foregoing, the Company shall use its commercially reasonable efforts to cause its counsel to deliver a legal opinion, if necessary, to its transfer agent under this Section 4.1(b)) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from THI as reasonably requested by the Company its counsel, or the transfer agent establishing that restrictive legends are no longer required. Any fees (with respect to the Company’s transfer agent or Company counsel) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. For the avoidance of doubt, the Company will not have the obligation to reimburse THI for any of its expenses in connection with such removal process.

(c)            any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144or other exemption available under the Securities Act.;

(d)            subject to receipt from THI by the Company and the Company’s transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Company shall remove the legend from the book-entry position evidencing the Shares issued hereunder and the Company will, if required by the Transfer Agent, use its best efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legend in such circumstances may be effected under the Securities Act, (1) with respect to the Shares covered under the First Resale Registration Statement (as hereinafter defined), following the time the First Resale Registration Statement is declared effective, (2) with respect to the Shares covered under the Second Resale Registration Statement (as hereinafter defined), following the time the Second Resale Registration Statement is declared effective, or (3) if such Shares have been sold pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, which procedures for removal shall be pursuant to Section 4.1(b) . If the restrictive legend is no longer required for such Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within 2 Trading Days of any request therefore from THI accompanied by such customary and reasonably acceptable representations and other customary documentation referred to above establishing that the restrictive legend is no longer required, deliver to the Transfer Agent instructions to make a new, unlegended entry for such Shares.

4.2            Legend. THI understands that the Shares will bear the restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES HEREBY OF THE COMPANY SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER THE STOCK ISSUANCE AGREEMENT DATED April 30, 2025.

The Company agrees to authorize and instruct the removal of the restrictive legend from the Shares in accordance with and subject to applicable securities law and the conditions set forth in Section 4.1(b) and (d).

Section 5.           Registration Rights

5.1            Definitions. For the purpose of this Section 5:

(a)            the term “Resale Registration Statements” shall mean the First Resale Registration Statement and the Second Resale Registration Statement.

(b)            the term “First Resale Registration Statement” shall mean the Company’s registration statement on Form S-1 (File No. 333-284806), and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

(c)            the term “Second Resale Registration Statement” shall mean a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such other form as is then available to the Company) to register for resale 1,000,000 Registrable Shares required to be filed by Section 5.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(d)            the term “Registrable Shares” means the Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.

5.2            Registration Procedures. Provided that the Company is qualified for the use of a Resale Registration Statement(s), the Company shall (i) file an amendment to the First Resale Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, 700,000 Registrable Shares then held by THI pursuant to Rule 415 under the Securities Act and (ii) file as soon as practicable but no later than 120 days after the date of this Agreement the Second Resale Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, 1,000,000 Registrable Shares then held by THI pursuant to Rule 415 under the Securities Act,.

5.3            Rule 415; Cutback. If the SEC prevents the Company from including any or all of the Registrable Shares in a Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires THI or York to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade, consistent with applicable law, the SEC that the offering contemplated by such Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the registrant” as described in Rule 415 and that neither of THI nor York is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 5.3, the SEC refuses to alter its position, the Company shall (i) remove from such Resale Registration Statement only such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each of (i) and (ii), as the SEC requires to assure the Company’s compliance with the requirements of Rule 415.

5.4            Prospectus Suspension. Each of York and THI acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each of York and THI hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives York notice of the suspension of the use of said prospectus and ending at the time the Company gives York notice that THI may thereafter effect sales pursuant to said prospectus.

Section 6.           Conditions Precedent

6.1            Conditions to Obligations of the Company. The Company’s obligation to complete the issuance of the Shares and deliver the Shares to THI is subject to the fulfillment or waiver of the following conditions at or prior to the date hereof:

(a)            Representations and Warranties. The representations and warranties made by York or THI, as applicable, in Section 3 will be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, and except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on York’s or THI’s, as applicable, ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by York or THI, as applicable, on or prior to the date hereof shall have been performed or complied with in all material respects.

(c)            Leak-Out Agreement. York shall have executed and delivered to the Company a leak-out agreement, in the form attached hereto as Exhibit A (the “Leak-Out Agreement”).

6.2            Conditions to Obligations of THI. THI’s obligation to complete the acquisition of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the date hereof:

(a)            Representations and Warranties. The representations and warranties made by the Company in Section 2 will be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, and except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to prevent the Company from performing its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the date hereof shall have been performed or complied with in all material respects.

(c)            Leak-Out Agreement. The Company shall have executed and delivered to York the Leak-Out Agreement.

(d)            Transfer Agent Instructions. The Company will have delivered or caused its transfer agent to deliver the Shares to THI.

Section 7.           Governing Law; Miscellaneous

7.1            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be exclusively governed by and exclusively construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any claim, suit, investigation, or other legal proceeding (“Action”), any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under this Section 8.1, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

(b)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.2            Survival. The provisions of Section 5 and the representations and warranties of the Company, THI and York contained in this Agreement shall survive the date hereof and delivery of the Shares.

7.3            Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by PDF, facsimile or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement.

7.4            Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.5            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

7.6            Entire Agreement; Amendments. This Agreement and all appendices, exhibits, schedules, and attachments attached hereto constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement, and neither Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

7.7            Notices. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be deemed given (a) the date sent if sent by email (with transmission confirmed), (b) the second Trading Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (c) the fifth Trading Day after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, in each case (a) – (c) to the addresses set forth below or to such other addresses of which notice shall have been given in accordance with this Section 7.7.

If to the ScanTech Entities, addressed to:	ScanTech AI Systems, Inc.
1735 Enterprise Drive
Buford, Georgia 30518
Attention: Dolan Facloner
E-mail: dfalconer@scantechibs.com

with a copy to: (which shall not constitute notice)	Thompson Hine LLP
3560 Lenox Road NE, Suite 1600
Atlanta, Georgia 30326-4266
Attention: Michael Coleman
E-mail: Michael.Coleman@thompsonhine.com

If to York or THI, addressed to:	York Capital Management Global Advisors, LLC
1330 Avenue of the Americas, 20th Floor
New York, NY 10019
Attention: Legal Department
E-mail: Legal@yorkcapital.com

Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Josh Ratner Telephone: (212) 318-6000 E-mail: joshratner@paulhastings.com with a copy to: (which shall not constitute notice)

If to John Redmond, addressed to:	John Redmond

E-mail: jrr@jbsventures.com

If to NACS, addressed to:	NACS, LLC

Attention: John Redmond
E-mail: jrr@jbsventures.com

7.8            Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of York and THI, and neither of York nor THI will assign this Agreement or any rights or obligations hereunder, other than to their respective affiliates, without the prior written consent of the Company.

7.9            Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.10          Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7.11          No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against a Party.

7.12          Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to York or THI. The Company therefore agrees that, notwithstanding anything set forth in Section 8.1 to the contrary, York and THI are each entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties. Each of York and THI also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each of York and THI therefore agrees that, notwithstanding anything set forth in Section 8.1 to the contrary, the Company is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties.

7.13          Expenses. Each of the Company, THI and York are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

[Remainder of page intentionally left blank.]

In Witness Whereof, York and the ScanTech Entities have caused this Agreement to be duly executed as of the date first above written.

SCANTECH AI SYSTEMS INC.

By:	/s/ Dolan Falconer
Name:	Dolan Falconer
Title:	Chief Executive Officer

SCANTECH IDENTIFICATION BEAM SYSTEMS, LLC

By:	/s/ Dolan Falconer
Name:	Dolan Falconer
Title:	Chief Executive Officer

YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC

By:	/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General Counsel

TH Investor, LP

By:	/s/ Brian Traficante
Name:	Brian Traficante
Title:	Chief Operating Officer and General Counsel

JOHN REDMOND

/s/ John Redmond
John Redmond

NACS, LLC

By:	/s/ John Redmond
Name:	John Redmond
Title:	Manager

[Signature Page to Stock Issuance Agreement]

Exhibit A

Form of Leak-Out Agreement

[See attached]

Appendix 1

Definitions

“Closing Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (1) if the Common Stock is then listed on a national securities exchange registered under Section 6 of the Exchange Act (a “Trading Market”), the bid price of the Common Stock as of the time in question on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (2) the volume weighted average price of the Common Stock for such date on the OTCQB Venture Market or the OTCQX Best Market, as applicable, (3) the most recent bid price per share of the Common Stock so reported on the Pink Open Market, operated by the OTC Markets Group Inc., or (4) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be equally borne by the ScanTech Entities on one side and York on the other side.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.

“Law” means any U.S. federal, state, commonwealth, district, regional or local, including county or any non-U.S. federal, provincial, municipal or other law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, or determination of an arbitrator, a court or other Governmental Authority, or similar requirement of any Governmental Authority, applicable to or bind upon such Person or any of its property or to which such Person or any of tis property is subject.

“Person” means an individual, a corporation, a partnership, a limited liability company, an unlimited liability company, an association, a trust, a joint venture or any other entity, group (as such term is used in Section 13(d) of the Exchange Act) or organization, including a Governmental Authority, and any permitted successors and assigns of such person.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means any day on which shares of Common Stock are traded on a Trading Market or, if not so listed, the over-the-counter market (including as quoted by the OTC Markets Group, Inc.), if quoted thereon, is open for the transaction of business.